Exhibit 5.1

CONYERS DILL & PEARMAN 29th Floor One Exchange Square 8 Connaught Place Central Hong Kong T +852 2524 7106 | F +852 2845 9268 conyers.com

16 April 2026

1016674]/111748762

++852 2842 9530

Richard.Hall@conyers.com

XChange TEC.INC

Room 1610, No. 917 Longhua East Road

Huangpu District

Shanghai 200082

People’s Republic of China

Dear Sir/ Madam,

Re: XChange TEC.INC (the “Company”)

We have acted as special Cayman Islands legal counsel to the Company in connection with a prospectus supplement dated on or about the date of this opinion to the Registration Statement on Form F-3 (File No. 333-290136) (the “Prospectus”) relating to the registration under the U.S. Securities Act of 1933, as amended, (the “Securities Act”) of up to US$100,000,000 of American Depositary Shares (“ADS”), with each ADS representing 2,400 Class A ordinary shares par value US$0.0000001 each (the “Class A Ordinary Shares”) of the Company.

1.	DOCUMENTS REVIEWED

1.1.	For the purposes of giving this opinion, we have examined a copy of the Prospectus (which term does not include any other instrument or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto).

We have also reviewed:

1.2.	a copy of the Memorandum and Articles of Association of the Company, each certified by the assistant secretary of the Company on 16 April 2026;

1.3.	a copy of minutes of a meeting of the Company’s directors held on 10 April 2026 (the “Resolutions”);

1.4.	a copy of a Certificate of Good Standing issued by the Registrar of Companies in relation to the Company on 14 April 2026 (the “Certificate Date”); and

1.5.	such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

2.	ASSUMPTIONS

We have assumed:

2.1.	the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken;

2.2.	that where a document has been examined by us in draft form, it will be or has been executed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention;

2.3.	the capacity, power and authority of each of the parties to the Prospectus, other than the Company, to enter into and perform its respective obligations under the Prospectus;

2.4.	the due execution and delivery of the Prospectus by each of the parties thereto, other than the Company, and the physical delivery thereof by the Company with an intention to be bound thereby;

2.5.	the accuracy and completeness of all factual representations made in the Prospectus and other documents reviewed by us;

2.6.	that the Resolutions were passed at one or more duly convened, constituted and quorate meetings or by unanimous written resolutions, remain in full force and effect and have not been rescinded or amended;

2.7.	the validity and binding effect under the laws of State of New York, United States of America (the “Foreign Laws”) of the Prospectus in accordance with its terms;

2.8.	the Company will have sufficient authorised but unissued Class A Ordinary Shares in its share capital to effect the issue of the Class A Ordinary Shares at the time of issue;

2.9.	the Memorandum and Articles of Association of the Company will not be amended in any manner that will affect the opinions expressed herein;

2.10.	upon issue of any Class A Ordinary Shares to be sold by the Company, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof;

2.11.	that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein;

2.12.	the validity and binding effect under the laws of the United States of America of the Prospectus and that the Prospectus will be duly filed with the Commission; and

2.13.	that on the date of the allotment and issue of any Class A Ordinary Shares the Company is, and after such allotment and issue, will be able to pay its liabilities as they become due.

3.	QUALIFICATIONS

3.1.	The obligations of the Company under the Prospectus:

(a)	will be subject to the laws from time to time in effect relating to bankruptcy, insolvency, liquidation, possessory liens, rights of set off, reorganisation, amalgamation, merger, consolidation, moratorium, bribery, corruption, money laundering, terrorist financing, proliferation financing or any other laws or legal procedures, whether of a similar nature or otherwise, generally affecting the rights of creditors as well as applicable international sanctions;

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(b)	will be subject to statutory limitation of the time within which proceedings may be brought;

(c)	will be subject to general principles of equity and, as such, specific performance and injunctive relief, being equitable remedies, may not be available;

(d)	may not be given effect to by a Cayman Islands court, whether or not it was applying the Foreign Laws, if and to the extent they constitute the payment of an amount which is in the nature of a penalty; and

(e)	may not be given effect by a Cayman Islands court to the extent that they are to be performed in a jurisdiction outside the Cayman Islands and such performance would be illegal under the laws of that jurisdiction. Notwithstanding any contractual submission to the exclusive or non-exclusive jurisdiction of specific courts, a Cayman Islands court has inherent discretion to stay or allow proceedings in the Cayman Islands against the Company under the Prospectus if there are other proceedings in respect of the Prospectus simultaneously underway against the Company in another jurisdiction.

3.2.	We express no opinion as to the enforceability of any provision of the Prospectus which provides for the payment of a specified rate of interest on the amount of a judgment after the date of judgment or which purports to fetter the statutory powers of the Company.

3.3.	We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands. This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands. This opinion is issued solely for your benefit and use in connection with the matter described herein and is not to be relied upon by any other person, firm or entity or in respect of any other matter.

4.	OPINION

On the basis of and subject to the foregoing, we are of the opinion that:

4.1.	The Company is duly incorporated and existing under the law of the Cayman Islands and, based on the Certificate of Good Standing, is in good standing as at the Certificate Date. Pursuant to the Companies Act (the “Act”), a company is deemed to be in good standing if all fees and penalties under the Act have been paid and the Registrar of Companies has no knowledge that the Company is in default under the Companies Act.

4.2.	Based solely on our review of the memorandum of association of the Company certified by the secretary of the Company on 16 April 2026, the authorised share capital of the Company is US$500,000,000 divided into 5,000,000,000,000,000 shares of a nominal or par value of US$0.0000001 each, of which 4,374,500,000,000,000 shall be designated as Class A Ordinary Shares of a nominal or par value of US$0.0000001 each, 625,000,000,000,000 shall be designated as Class B Ordinary Shares of a nominal or par value of US$0.0000001 each, and 500,000,000,000 shall be designated as Preferred Shares of a nominal or par value of US$0.0000001 each.

4.3.	When issued and paid for as contemplated by the Prospectus, the Class A Ordinary Shares will be validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form F-3 (File No. 333-290136) and to the references to our firm under the captions “Enforcement of Civil Liabilities” and “Legal Matters” in the Prospectus.  In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

/s/ Conyers Dill & Pearman

Conyers Dill & Pearman

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